UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2015

SmartStop Self Storage, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

Maryland	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Amendment No. 1 to Merger Agreement

As previously announced, on June 15, 2015, SmartStop Self Storage, Inc., a Maryland corporation (“SmartStop”), SmartStop Self Storage Operating Partnership, L.P., a Delaware limited partnership (“SmartStop OP”), Extra Space Storage Inc., a Maryland corporation (“Extra Space”), Extra Space Storage LP, a Delaware limited partnership (“Extra Space OP”), Edgewater REIT Acquisition (MD) LLC, a Maryland limited liability company and a direct or indirect wholly-owned subsidiary of Extra Space OP (“Merger Sub I”) and Edgewater Partnership Acquisition (DE) LLC, a Delaware limited liability company and a direct or indirect wholly-owned subsidiary of Extra Space OP (“Merger Sub II”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that (i) Extra Space will acquire SmartStop by way of a merger of SmartStop with and into Merger Sub I, with Merger Sub I being the surviving entity (the “Company Merger”), (ii) immediately after the Company Merger, but before the Partnership Merger (as defined herein), Merger Sub I will transfer (the “Transfer”) certain of its limited partnership units of SmartStop OP (the “Transferred Units”) to a subsidiary of Extra Space, and (iii) immediately after the Transfer, Merger Sub II will merge with and into SmartStop OP, with SmartStop OP continuing as the surviving entity and a direct or indirect wholly-owned subsidiary of Extra Space OP (the “Partnership Merger” and, together with the Company Merger, the “Mergers”). In connection with the Merger Agreement, SmartStop and SmartStop OP agreed to sell certain excluded assets prior to the closing of the Mergers, including SmartStop’s non-traded REIT platform and certain property located in Ladera Ranch, California and Toronto, Canada (the “Excluded Assets”). The Merger Agreement is filed as Exhibit 2.1 to SmartStop’s Current Report on Form 8-K filed on June 15, 2015.

Effective as of July 16, 2015, Extra Space has agreed to acquire the self-storage facility located in Ladera Ranch, California (the “Existing Ladera Facility”) as part of the Mergers, and therefore the Existing Ladera Facility will no longer be an Excluded Asset. In order to effect this transaction, on July 16, 2015, SmartStop, SmartStop OP and Strategic 1031, LLC, an entity owned and controlled by SmartStop’s Chief Executive Officer and President H. Michael Schwartz (“Strategic 1031”), terminated the asset purchase agreement (the “Terrace RD APA”) with respect to SmartStop OP’s membership interests in SSTI 30 Terrace RD, LLC (“SSTI 30 Terrace”). SSTI 30 Terrace owns the Existing Ladera Facility. Further, on July 16, 2015, SmartStop, SmartStop OP, Extra Space, Extra Space OP, Merger Sub I and Merger Sub II entered into Amendment No. 1 to the Merger Agreement (“Amendment No. 1”). Amendment No. 1, among other things, amends the definition of “Excluded Asset Purchase Agreements” to delete the reference to the Terrace RD APA. Other than as expressly modified by Amendment No. 1, the Merger Agreement remains in full force and effect as originally executed on June 15, 2015.

The termination of the Terrace RD APA and the execution of Amendment No. 1 do not impact the aggregate merger consideration payable to SmartStop stockholders in connection with the Mergers, as Extra Space is effectively acquiring the Existing Ladera Facility on the same terms originally agreed by Strategic 1031.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Purchase and Sale Agreement

On July 16, 2015, in connection with entering into Amendment No. 1, SSTI Ladera Land, LLC (“SSTI Ladera Land”) and Extra Space entered into a Purchase and Sale Agreement (the “Purchase

Agreement”), pursuant to which Extra Space has agreed to acquire to-be-developed self-storage units which, in part, will be part of a mixed-use building that SSTI Ladera Land intends to develop adjacent to the Existing Ladera Facility (the “New Ladera Facility”). The New Ladera Facility will be built on undeveloped land in Ladera Ranch, California that Strategic 1031 is acquiring as part of the Excluded Asset transactions. Extra Space has agreed to acquire the New Ladera Facility for an aggregate purchase price of $8.5 million, subject to certain adjustments. The closing is subject to due diligence and other customary closing conditions, including substantial completion of the building such that it can be occupied for its intended use, which SmartStop expects to occur in the second half of 2016.

Additional Information and Where to Find It

In connection with the proposed Company Merger, SmartStop will file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement and other relevant materials, and hold a meeting of its stockholders to obtain the requisite stockholder approval of the Company Merger. BEFORE MAKING ANY VOTING DECISION, SMARTSTOP’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED COMPANY MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMPANY MERGER AND THE PARTIES TO THE PROPOSED COMPANY MERGER. Investors and security holders may obtain a free copy of the proxy statement and other documents that SmartStop files with the SEC (when available) from the SEC’s website at www.sec.gov and SmartStop’s website at www. strategicstoragetrust.com. In addition, the proxy statement and other documents filed by SmartStop with the SEC (when available) may be obtained from SmartStop free of charge by directing a request to the following address: SmartStop Self Storage Inc., Attention: Paula Mathews, 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694, or by calling (877) 327-3485.

Participants in the Proxy Solicitation

SmartStop and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from SmartStop’s stockholders with respect to the proposed acquisition of SmartStop by Extra Space. Security holders may obtain information regarding the names, affiliations and interests of such individuals in SmartStop’s Amendment to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014 and filed with the SEC on April 29, 2015. Additional information regarding the interests of such individuals in the proposed acquisition of SmartStop by Extra Space will be included in the proxy statement relating to such acquisition when it is filed with the SEC.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the Mergers and the other transactions contemplated by the Merger Agreement, as amended, including the sale of the Excluded Assets and the transactions contemplated by the Purchase Agreement, and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SmartStop may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (ii) the failure to obtain the SmartStop Stockholder Approval or the failure to satisfy the other closing conditions to the Company Merger, the Partnership Merger or the sale of the Excluded Assets, (iii) risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to the transaction, and (iv) the effect of the announcement of the Mergers on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of July 16, 2015, among SmartStop Self Storage, Inc., SmartStop Self Storage Operating Partnership, L.P., Extra Space Storage Inc., Extra Space Storage LP, Edgewater REIT Acquisition (MD) LLC and Edgewater Partnership Acquisition (DE) LLC.

2.2	Termination of Asset Purchase Agreement, dated as of July 16, 2015, among SmartStop Self Storage, Inc., SmartStop Self Storage Operating Partnership, L.P. and Strategic 1031, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2015		SMARTSTOP SELF STORAGE, INC.

	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of July 16, 2015, among SmartStop Self Storage, Inc., SmartStop Self Storage Operating Partnership, L.P., Extra Space Storage Inc., Extra Space Storage LP, Edgewater REIT Acquisition (MD) LLC and Edgewater Partnership Acquisition (DE) LLC.

2.2	Termination of Asset Purchase Agreement, dated as of July 16, 2015, among SmartStop Self Storage, Inc., SmartStop Self Storage Operating Partnership, L.P. and Strategic 1031, LLC.